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                  Exhibit 21 - Subsidiaries of the Registrant

Advance Petroleum, Inc., a Florida corporation, operates under the name "World
     Fuel Services of FL."
AirData Limited, a United Kingdom corporation, a wholly owned subsidiary of
     Baseops Europe Ltd.
Atlantic Fuel Services, S.A., a Costa Rica corporation (5)
Baseops Europe Ltd., a United Kingdom corporation, a wholly owned subsidiary of
     Baseops International, Inc.
Baseops International, Inc., a Texas corporation
Bunkerfuels (Del), Inc., a Delaware corporation
Bunkerfuels UK Limited, a United Kingdom corporation
Casa Petro S.A., a Costa Rica corporation
Marine Energy Arabia Co. LLC, a United Arab Emirate corporation, a majority controlled subsidiary of Marine Energy Arabia Establishment Ltd.
Marine Energy Arabia Establishment Ltd., a British Virgin Islands corporation
     (2)
Norse Bunkers AS, a Norway corporation (2)
Pacific Horizon Petroleum Services, Inc., a Delaware corporation
PetroServicios de Costa Rica S.A., a Costa Rica corporation (4)
PetroServicios de Mexico S.A. de C.V., a Mexico corporation (3)
Resource Recovery Atlantic, Inc., a Virginia corporation (1)(5)
Resource Recovery Mid South, Inc., a Virginia corporation (1)(5)
Resource Recovery of America, Inc., a Florida corporation (5)
Servicios Auxiliares de Mexico S.A. de C.V., a Mexico corporation (3)
Trans-Tec International S.R.L., a Costa Rica corporation
Trans-Tec Services, Inc., a Delaware corporation
Trans-Tec Services (Japan) Co., K.K., a Japan corporation, a wholly owned subsidiary of Trans-Tec Services (Singapore) PTE. Ltd.
Trans-Tec Services (UK) Ltd., a United Kingdom corporation
Trans-Tec Services (Singapore) PTE. Ltd., a Singapore corporation, a wholly owned subsidiary of Trans-Tec Services (UK) Ltd.
World Fuel ApS, a Denmark corporation
World Fuel International S.R.L., a Costa Rica corporation
World Fuel Services, Inc., a Texas corporation
World Fuel Services, Ltd., a United Kingdom corporation
World Fuel Services (Singapore) PTE. Ltd., a Singapore corporation



(1) These corporations are wholly owned subsidiaries of Resource Recovery of America, Inc.
(2)   These corporations are wholly owned subsidiaries of World Fuel ApS.
(3) These corporations are owned 50% by Advance Petroleum, Inc. and 50% by World Fuel Services Corporation.
(4) This corporation is owned 55% by Casa Petro S.A. and 45% by World Fuel Services Corporation.
(5)   These corporations are inactive.